                                                                      EXHIBIT 4E

                      FOURTH AMENDMENT TO CREDIT AGREEMENT,
                      CONDITIONAL WAIVER AND AUTHORIZATION

      THIS FOURTH AMENDMENT TO CREDIT AGREEMENT, CONDITIONAL WAIVER AND AUTHORIZATION ("this Fourth Amendment") is made and entered into as of the 29th day of January, 2003, by and among BRUSH ENGINEERED MATERIALS INC., an Ohio corporation (the "Parent"), and BRUSH WELLMAN INC., an Ohio corporation and a wholly owned subsidiary of the Parent ("Brush Wellman" and, collectively with the Parent, the "Borrowers", with each being a "Borrower"); the LENDERS listed on the signature pages of this Fourth Amendment (collectively, the "Lenders"); and NATIONAL CITY BANK, a national banking association, as one of the Lenders, as the Lender under the Swing Line Revolving Facility (herein, together with its successors and assigns, the "Swing Line Lender"), and as Administrative Agent for the Lenders (the "Administrative Agent") under the Credit Agreement (hereinafter defined).

                                    RECITALS:

      A. The Borrowers, the Lenders, the Swing Line Lender and the Administrative Agent, are parties to that certain Credit Agreement dated as of June 30, 2000, as amended by a First Amendment dated as of March 30, 2001, a Second Amendment dated as of September 28, 2001, and a Third Amendment dated as of December 31, 2001 (collectively, the "Credit Agreement"), pursuant to which, among other things, the Lenders agreed, subject to the terms and conditions thereof, to lend to the Borrowers up to Sixty-five Million Dollars ($65,000,000) from time to time.

      B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

      C. The Borrowers, the Lenders, the Swing Line Lender and the Administrative Agent have agreed to amend the Credit Agreement as hereinafter set forth.

      D. In addition, on November 30, 2002, an Event of Default occurred and is continuing under Section 10.1(c) (Events of Default) of the Credit Agreement, by reference to Section 9.10 (Consolidated Tangible Net Worth) thereof (the "Existing Default"), and the Borrowers have requested the Lenders to waive the Existing Default.

      E. Subject to the terms and conditions of this Fourth Amendment, the Lenders have agreed to waive the Existing Default.

      F. In addition, the Borrowers have requested the Lenders to authorize the Administrative Agent and the Collateral Agent under the Intercreditor and Collateral Agency Agreement dated September 28, 2001, as amended (the "Collateral Agency Agreement"), on behalf of the Lenders, to enter into an Intercreditor Agreement with The Bank of Nova Scotia in the Form of Attachment 9 hereto (the "Scotia Intercreditor Agreement").

      G. Subject to the terms and conditions of this Fourth Amendment, the Lenders have agreed to grant such authorization.

                                   AGREEMENTS:

      NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual agreements hereinafter set forth, the parties hereby agree as follows:

      1. Amendments to the Credit Agreement. Subject to the terms and conditions of this Fourth Amendment, including, without limitation, Section 4, below, the Credit Agreement is hereby amended as follows:

      A. The following definitions are added to Section 1.1 (Definitions) of the Credit Agreement in proper alphabetical order:

            "COLLATERAL AGENCY AGREEMENT" shall mean that certain Intercreditor and Collateral Agency Agreement dated September 28, 2001, among National City Bank, as collateral agent, the Lenders, and certain other parties, as heretofore and hereafter amended, supplemented and replaced from time to time.

            "COLLATERAL AGENT" shall mean the party from time to time serving as the Collateral Agent under and pursuant to the Collateral Agency Agreement.

            "FOREIGN SUBSIDIARY PLEDGE AGREEMENT" shall mean the stock pledge agreement in form and substance satisfactory to the Administrative Agent pursuant to which Brush International, Inc. grants to the Administrative Agent for the benefit of the Lenders a Lien on sixty-five percent (65%) of the issued and outstanding capital stock of each of the Foreign Subsidiaries.

            "MORTGAGE" shall mean any mortgage or deed of trust in form and substance satisfactory to the Collateral Agent that grants to the Collateral Agent for the benefit of the Secured Creditors (as defined in the Collateral Agency Agreement) a Lien on real property owned by any Credit Party and on the Development Bond Sites, collectively being the "MORTGAGES".

            "SCOTIA INTERCREDITOR AGREEMENT" shall mean the Intercreditor Agreement among The Bank of Nova Scotia, the Administrative Agent and the Collateral Agent entered into contemporaneously with the effectiveness of the Fourth Amendment to this Agreement, as the same is amended, supplemented and replaced from time to time.

      B. The definitions of "Borrowing Base" and "Security Documents" in Section
1.1 (Definitions) of the Credit Agreement are amended and restated in their entirety to provide, respectively, as follows:

            "BORROWING BASE" shall mean at any time and from time to time, an amount equal to (a) the aggregate of:

                  (i) an amount equal to eighty percent (80%) of the face value of the Eligible Accounts at such time, as reflected on the most recent Borrowing Base Certificate,

                  (ii) the lesser of (a) $40,000,000 and (b) an amount equal to fifty percent (50%) of the value (at the lower of cost or market value) of the Eligible Inventory at such time, as reflected on the most recent Borrowing Base Certificate; and

                  (iii) the Equipment Amount at such time,

      minus, (b) Ten Million Dollars ($10,000,000).

            "SECURITY DOCUMENTS" shall mean the Pledge Agreement, Foreign Subsidiary Pledge Agreement, the Guaranties, the Collateral Agency Agreement, the Security Agreement, the Subsidiary Security Agreement, the Mortgages and each other document pursuant to which any of the Obligations are guaranteed or any Lien or security interest is governed or granted by any Borrower or any Subsidiary to the Administrative Agent or the Collateral Agent as security for any of the Obligations.

      C. The second proviso at the end of the definition of "Consolidated Net Worth" in Section 1.1 (Definitions) of the Credit Agreement (that is, the proviso immediately following the word "Stock" and before the period) is amended and restated in its entirety to provide as follows:

      ; and PROVIDED FURTHER that Consolidated Net Worth shall be calculated (i) before the effect of FAS 133 - Accounting for Derivatives Instruments and Hedging Activities and FAS 138 - Accounting for Certain Derivatives Instruments and Certain Hedging Activities (prior to the "Delivery Date" of the Third Amendment to this Agreement, such item appearing under the stockholders' equity category "Foreign Currency Translation Adjustment"),
      (ii) without reduction for Directors Deferred Compensation (prior to the "Delivery Date" of the Third Amendment to this Agreement, such item appearing under the stockholders' equity categories "Other Equity Transactions - Deferred Directors Shares and Deferred Compensation"),
      (iii) without reflecting the effect of any write-offs of any deferred tax assets effected during the fiscal year of the Parent ending December 31, 2002, pursuant to FAS 109, so long as such write-offs do not exceed $25,000,000 in the aggregate on a consolidated basis, and (iv) without reflecting the effect of any non-cash charges in respect of unfunded pension liabilities effected during the fiscal year of the Parent ending December 31, 2002, pursuant to FAS 87, so long as such charges do not exceed $18,000,000 in the aggregate on a consolidated basis.

      D. Clause (j) of the definition of "Eligible Inventory" in Section 1.1 (Definitions) of the Credit Agreement is amended and restated in its entirety to provide as follows:

                  (j) consists of bertrandite ore that is not a component of finished goods or is, in the Administrative Agent's reasonable credit judgment, Inventory which is otherwise deemed ineligible.

      E. Clause (ii) of Section 2.1(a) (General Revolving Facility) of the Credit Agreement is amended by deleting therefrom the sum "$15,000,000" and inserting the sum "$10,000,000" in its stead.

      F. Sub-clause (x) of clause (i) of Section 2A.1(b) (Letters of Credit) of the Credit

Agreement is amended by deleting therefrom the sum "$5,000,000" and inserting the sum "$10,000,000" in its stead.

      G. Section 2.8(h) (Interest Margins) of the Credit Agreement is amended and restated in its entirety to provide as follows:

            (h) INTEREST MARGINS. As used herein, the term "APPLICABLE PRIME RATE MARGIN", as applied to any Loan which is a Prime Rate Loan, means one hundred fifty (150) basis points per annum; and the term "APPLICABLE EURODOLLAR MARGIN", as applied to any General Revolving Loan which is a Eurodollar Loan, means four hundred (400) basis points per annum.

      H. Section 3.1(b) (Facility Fee) of the Credit Agreement is amended and restated in its entirety to provide as follows:

            (b) As used herein, the term "APPLICABLE FACILITY FEE RATE" means fifty (50) basis points per annum.

      I. Clause (iv) of Section 9.8 of the Credit Agreement (Ratio of Consolidated Total Debt to Consolidated EBITDAR) is amended and restated in its entirety to provide as follows:

      (iv) 3.50 to 1.00 for each Testing Period ending on and after March 31, 2003; provided, however, that for the purposes of this clause (iv), (A) the term "Testing Period" shall mean, as to each of the fiscal quarters ending on the following dates only, the respective period set forth opposite such fiscal quarter:

      Fiscal Quarter Ending          Testing Period
      ---------------------          --------------

      March 31, 2003                 October 1, 2002 through March 31, 2003, and
      June 30, 2003                  October 1, 2002 through June 30, 2003

      and (B) in computing such ratio for the Testing Period ending March 31, 2003, Consolidated EBITDAR shall be deemed to mean an amount equal to Consolidated EBITDAR for such Testing Period, times two (2); and, in computing such ratio for the Testing Period ending June 30, 2003, Consolidated EBITDAR shall be deemed to mean an amount equal to Consolidated EBITDAR for such Testing Period, times one and one-third (1 1/3).

      J. Section 9.9 (Consolidated Fixed Charge Coverage Ratio) of the Credit Agreement is amended and restated in its entirety to provide as follows:

            9.9. CONSOLIDATED FIXED CHARGE COVERAGE RATIO. The Borrowers will not at any time permit the Consolidated Fixed Charge Coverage Ratio for any of the Testing Periods set forth below to be less than the ratio set forth opposite such Testing Period:

      Fiscal Quarter Ending              Minimum Fixed Charge Coverage Ratio
      ---------------------              -----------------------------------
      March 31, 2003                     1.25 to 1.00
      June 30, 2003 and thereafter       1.50 to 1.00;

      provided, however, that for the purposes of this Section 9.9, the term "Testing Period" shall mean, as to each of the fiscal quarters ending on the following dates only, the respective period set forth opposite such fiscal quarter:

      Fiscal Quarter Ending               Testing Period
      ---------------------               --------------
      March 31, 2003                      October 1, 2002 through March 31, 2003, and
      June 30, 2003                       October 1, 2002 through June 30, 2003.

      K. Section 9.10 (Consolidated Tangible Net Worth) of the Credit Agreement is amended and restated in its entirety to provide as follows:

            9.10 CONSOLIDATED TANGIBLE NET WORTH. The Borrowers will not permit the Consolidated Tangible Net Worth to be less than $185,000,000 as of December 31, 2002 or at any time thereafter.

      L. The following provisions are added as new Sections 9.16, 9.17 and 9.18 of the Credit Agreement immediately following Section 9.15 and before Section 10:

            9.16 ENVIRONMENTAL SITE ASSESSMENTS. No later than March 31, 2003, the Borrowers shall deliver to the Administrative Agent a Phase I environmental site assessment in respect of each real property site encumbered by the Mortgages. Such site assessments shall be conducted by qualified environmental consultants of recognized standing reasonably approved by the Administrative Agent and shall be in form and content reasonably satisfactory to the Administrative Agent.

            9.17 SURVEYS. No later than March 31, 2003, the Borrowers shall deliver to the Administrative Agent an ALTA/ACSM survey in respect of each real property site encumbered by the Mortgages (unless, as to the Delta, Utah site of Brush Resources, Inc. only, waived by the Administrative Agent, in its discretion). Such surveys shall be conducted and prepared by qualified and licensed surveyors of recognized standing reasonably approved by the Administrative Agent and shall be in form and content reasonably satisfactory to the Administrative Agent.

            9.18 METALS LEASE COPIES. The Borrowers shall deliver to the Administrative Agent a true and complete copy of each metals lease, metals consignment agreement, metals inventory security agreement or other similar agreement otherwise named, entered into after the "Delivery Date" of the Fourth Amendment to this Agreement, pursuant to which any Borrower or Subsidiary leases metals or otherwise possesses metals in which any other Person claims an ownership interest or pursuant to which any Borrower or Subsidiary grants to a Person, other than the Collateral Agent, a security interest or other Lien, which delivery shall occur no later than five (5) Business Days after the date on which such lease, consignment agreement, security agreement or other agreement becomes effective.

      L. Section 10.1(e) (Cross Default Under Other Agreements) of the Credit Agreement is amended and restated in its entirety to provide as follows:

            (e) CROSS DEFAULT UNDER OTHER AGREEMENTS; PRECIOUS METALS
      CONSIGNMENTS: (i) a Borrower or any of the Subsidiaries shall (A) default in any payment with respect to any Indebtedness (other than the Obligations, but including Permitted Precious Metal Consignments) in excess, individually, of $25,000 owed to any Lender or any of their Affiliates, or to any other person, and such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or (B) default in the observance or performance of any agreement or condition relating to any such Indebtedness (including any such Permitted Precious Metal Consignment) or contained in any instrument or agreement evidencing, securing or relating thereto (and all grace periods applicable to such observance, performance or condition shall have expired), or any other event shall occur or circumstance shall exist, the effect of which default or other event or circumstance is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of a Borrower or any of the Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid (other than by a regularly scheduled required prepayment or redemption, prior to the stated maturity thereof), it being understood and agreed (but without limiting the generality of the foregoing) that the Administrative Agent's, the Collateral Agent's or any Lender's receipt or deemed receipt of a "Collections Turnover Notice" pursuant to the Scotia Intercreditor Agreement or the Administrative Agent's, the Collateral Agent's or any Lender's receipt or deemed receipt of a substantially equivalent writing otherwise named pursuant to any other intercreditor agreement to which the Administrative Agent, the Collateral Agent or the Lenders and any metals lessor, consignor, secured party or similar party under a Permitted Precious Metal Consignment are parties shall constitute an Event of Default under this section 10.1(e); or (ii) the consignor, lessor, or secured party (or equivalent party otherwise named) under any Permitted Precious Metal Consignment (including, without limitation, the Permitted Precious Metal Consignment between Williams Advanced Materials Inc. and The Bank of Nova Scotia) shall terminate such Permitted Precious Metal Consignment or reduce the precious metals availability thereunder; provided, however that (A) no Event of Default shall be deemed to occur or exist under this clause (ii) unless and until the aggregate cumulative amount of diminished availability arising from any and all such terminations and reductions under any and all Permitted Precious Metal Consignments in effect from time to time exceeds Three Million Four Hundred Fifty Thousand Dollars ($3,450,000) from and after the date of the Fourth Amendment to this Agreement, and (B) excluded from the effect of this clause (ii), including, without limitation, the computation of the cumulative amount described in sub-clause (A), above, shall be (I) reductions in availability initiated by or concurred in by any such Credit Party in the ordinary course of its business to reflect diminished need for availability in such business, and (II) any such termination of a Permitted Precious Metal Consignment and any such reduction of availability thereunder if the Credit Party that is the consignee, lessee or debtor (or equivalent party otherwise named) under such Permitted Precious Metal Consignment, prior to or simultaneously with such termination or reduction, replaces such terminated Permitted Precious Metal Consignment or reduced availability with another Permitted Precious Metal Consignment; or

      M. Section 12.1 (Payment of Expenses etc.) of the Credit Agreement is amended by changing each reference to "Baker & Hostetler LLP, special counsel to the Administrative Agent" therein (other than in paragraph (a) thereof) to be "any special counsel to the Administrative Agent".

      N. Section 12.12 (Amendment or Waiver) of the Credit Agreement is amended and restated in its entirety to provide as follows:

            12.12. AMENDMENT OR WAIVER. Neither this Agreement nor any terms hereof or thereof may be amended, waived or otherwise modified UNLESS such amendment, waiver or other modification is in writing and signed by the Borrowers and the Required Lenders, PROVIDED that no such amendment, waiver or other modification shall, without the consent of each Lender (other than a Defaulting Lender) affected thereby,

                  (a) extend any interim or final date on or by which any Loan to be made by such Lender may be incurred, or on which any such Loan or Unpaid Drawing is scheduled to be repaid, prepaid or mature, or extend the expiration date of any Letter of Credit beyond the Maturity Date, or extend any interim or final date on which any Commitment of such Lender is scheduled to expire or terminate, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase any Commitment of such Lender over the amount thereof then in effect, or release all or a substantial portion of the collateral pledged under the Pledge Agreement or the Foreign Subsidiary Pledge Agreement, or release a Borrower from its obligations hereunder,

                  (b) change the definition of the term "Change of Control" or any of the provisions of section 4.2 or 5.2 which are applicable upon a Change of Control,

                  (c) change the definition of the term "Permitted Acquisition"
            or any of the provisions of section 9.2(b) which are applicable to Permitted Acquisitions which would have the effect of depriving such Lender of its rights with respect to "hostile acquisitions" as contemplated by such definition,

                  (d) amend, modify or waive any provision of this section
            12.12, or section 11.7, 12.1, 12.4, 12.6 or 12.7(b), or any other provision of any of the Credit Documents pursuant to which the consent or approval of all Lenders is by the terms of such provision explicitly required,

                  (e) reduce the percentage specified in, or otherwise modify, the definition of Required Lenders,

                  (f) consent to the assignment or transfer by a Borrower of any of its rights and obligations under this Agreement, or

                  (g) release any Guarantor from its Guaranty, EXCEPT in
            connection with a transaction permitted by section 9.2 of this Agreement;

      PROVIDED FURTHER that the Collateral Agent and, if applicable, the Administrative Agent may release Collateral covered by the Collateral Agency Agreement, and enter into intercreditor or subordination agreements in respect of such Collateral, and its respective interest therein, if any, if such release or intercreditor agreement is approved by the requisite "Secured Creditors" under and pursuant to the provisions of
      Section 8.4 of the Collateral Agency Agreement.

      No provision of section 11 may be amended without the consent of the Administrative Agent.

      2. Conditional Waiver.

      A. Subject to the terms and conditions of this Fourth Amendment, including, without limitation, Section 4, below, the Lenders hereby waive the Borrowers' breach, as of November 30, 2002, of the covenant contained in Section
9.10 (Consolidated Tangible Net Worth) of the Credit Agreement (and the resulting Existing Default), but only to the extent that the Consolidated Tangible Net Worth as of such date was not less than $198,000,000.

      B. The foregoing waiver is limited to its express terms and shall not be deemed to be a waiver of any other Event of Default or Default which may have existed on or prior to the date hereof or any Event of Default or Default which may hereafter arise under any of the foregoing Section or under any other provision of the Credit Agreement or any of the other Credit Documents. Further, the granting of this waiver shall not be construed as an agreement or understanding by the Lenders to grant any other waiver or other accommodation in the future with respect to the foregoing Section or any other provision of the Credit Agreement or any of the other Credit Documents.

      3. Authorization. Subject to the terms and conditions of this Fourth Amendment, including, without limitation, Section 4, below, in accordance with
Section 8.4 of the Collateral Agency Agreement, the Lenders hereby authorize the Administrative Agent and the Collateral Agent, on behalf of the Lenders, to enter into the Scotia Intercreditor Agreement.

      4. Delivery Date; Conditions Precedent. The modifications to the Credit Agreement set forth in Section 1, above, the waiver set forth in Section 2, above, and the authorization set forth in Section 3, above, are subject to the Borrowers' performance of the following (the date on which all have been performed being the "Delivery Date"):

      A. Each Borrower's secretary or treasurer shall have certified to each Lender (i) a copy of the resolutions duly adopted by that Borrower's board of directors in respect of this Amendment and the other Credit Documents contemplated hereby; (ii) true and correct copies of that Borrower's current Charter or Articles of Incorporation and By-laws or Code of Regulations (or, if applicable, that no modifications thereof have been made since they were most recently certified to the Lenders); (iii) the names and true signatures of the officers of that Borrower authorized to sign this Fourth Amendment and any Mortgage required hereby on behalf of that Borrower; (iv) that, after giving effect to the amendments set forth herein, no Event of Default or Default exists; and (v) that the representations and warranties of the Borrowers under the Credit Agreement are reaffirmed as of the Delivery Date, subject only to variance therefrom acceptable to the Administrative Agent.

      B. Each Guarantor's secretary or treasurer shall have certified to each Lender (i) a copy of the resolutions duly adopted by that Guarantor's board of directors in respect of this Amendment and the other Credit Documents contemplated hereby; (ii) true and correct copies of that Guarantor's current Charter or Articles of Incorporation and By-laws or Code of Regulations (or, if applicable, that no modifications thereof have been made since they were most recently certified to the Lenders); (iii) the names and true signatures of the officers of that Guarantor authorized to sign this Amendment and any Mortgage required hereby on behalf of that Guarantor; and (iv) that, after giving effect to the amendments set forth herein, no Event of Default or Default exists.

      C. Counsel to the Borrowers and the Guarantors shall have delivered to each Lender a written opinion as to the due authorization, execution, delivery and enforceability of this Fourth Amendment and the other documents described in paragraphs E through J, inclusive, of this Section 4, in form and substance satisfactory to the Administrative Agent; provided that no opinion with respect to the enforceability of any document described in paragraph F below shall be required.

      D. The Borrowers shall have paid to the Administrative Agent in immediately available funds, for the ratable benefit of the Lenders, an amendment fee in the amount of Ninety-seven Thousand Five Hundred Dollars ($97,500).

      E. All of the parties to the Collateral Agency Agreement shall have executed and delivered to Administrative Agent a Second Amendment to Intercreditor and Collateral Agency

Agreement in the form of Attachment 1 hereto.

      F. Each Borrower and Guarantor that owns real property or holds a leasehold interest in a Development Bond Site (said real property and the Development Bond Sites being, collectively, the "Mortgaged Property") shall have executed and delivered to the Administrative Agent a Mortgage substantially in the form of Attachment 2 hereto (as to a Borrower) or Attachment 3 hereto (as to a Guarantor) on all Mortgaged Property owned by such Borrower or Guarantor or in which such Borrower or Guarantor holds a leasehold interest, shall have taken or caused to be taken such other actions, if any, as the Administrative Agent may reasonably deem necessary or appropriate to cause the Administrative Agent's Lien on the Mortgaged Property to be duly perfected and subject only to such matters as are approved by the Administrative Agent, and shall have accompanied each such Mortgage with an ALTA loan policy of title insurance in form and substance reasonably satisfactory to the Administrative Agent; provided, however, that no such Mortgage shall encumber any Mortgaged Property if the grant of such Mortgage would cause a default under, or accelerate the maturity of indebtedness secured by, any mortgage, deed of trust, ground lease or other lien or lease instrument that encumbers such Mortgaged Property on the Effective Date (each a "Prior Encumbrance") until such time as such Borrower or such Guarantor, as applicable, has obtained the consent of the holder of such Prior Encumbrance; provided further that each Borrower shall, or shall cause such Guarantor to, use its best efforts (subject to commercial reasonableness) to obtain such consent promptly following the Effective Date.

      G. Each of the Guarantors shall have executed a confirmation of its Guaranty in the form of Attachment 4 hereto.

      H. Each of the Borrowers shall have executed and delivered to the Administrative Agent an amendment to the Security Agreement in the form of Attachment 5 hereto; and each of the Guarantors shall have executed and delivered to the Administrative Agent an amendment to the Subsidiary Security Agreement in the form of Attachment 6 hereto.

      I. BEM Services, Inc, an Ohio corporation and a Subsidiary of the Parent, shall have executed and delivered to the Administrative Agent a Guaranty (substantially in the form of the Guaranties) and shall have joined in the Subsidiary Security Agreement as an "Assignor" thereunder pursuant to a joinder in the form of Attachment 7 hereto.

      J. Brush International, Inc. shall have pledged to the Administrative Agent sixty-five percent (65%) of the issued and outstanding capital stock of each of the Foreign Subsidiaries pursuant to a Foreign Subsidiary Pledge Agreement in the form of Attachment 8 hereto.

      K. All of the parties to the Synthetic Lease shall have executed and delivered an amendment thereto in form and substance satisfactory to the Administrative Agent, and all conditions to its effectiveness shall have been satisfied.

      L. The Borrowers shall have delivered to the Administrative Agent a true and complete copy of each metals lease, metals consignment agreement, metals inventory security agreement or other similar agreement otherwise named in effect on the Delivery Date pursuant to which any Borrower or Subsidiary leases metals or otherwise possesses metals in which any other Person claims an ownership interest or pursuant to which any Borrower or Subsidiary has granted to a Person, other than the Collateral Agent, a security interest or other Lien.

      M. The Borrowers shall have delivered or caused to be delivered such other documents as Administrative Agent or any of the Lenders may reasonably request.

      5. No Other Modifications; Same Indebtedness. Except as expressly provided in this Fourth Amendment, all of the terms and conditions of the Credit Agreement and the other Credit Documents remain unchanged and in full force and effect. The modifications effected by this

Fourth Amendment and by the other instruments contemplated hereby shall not be deemed to provide for or effect a repayment and re-advance of any of the Loans now outstanding, it being the intention of both the Borrowers and the Lenders hereby that the indebtedness owing under the Credit Agreement, as amended by this Fourth Amendment, be and hereby is the same Indebtedness as that owing under the Credit Agreement immediately prior to the effectiveness hereof.

      6. Confirmation of Debt. Each Borrower hereby affirms all of its liabilities and Obligations to the Lenders and the Administrative Agent under the Credit Agreement, the Notes and the other Credit Documents and that such liabilities and Obligations are owed to the Lenders and the Administrative Agent. Each Borrower further acknowledges and agrees that as of the Delivery Date, it has no claims, defenses or set-off rights against any of the Lenders or the Administrative Agent, and there are no claims, defenses or set-offs to the enforcement by the Lenders or the Administrative Agent of the liabilities and Obligations of such Borrower to each of them under the Credit Agreement, the Notes or the other Credit Documents.

      7. Governing Law; Binding Effect. This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of Ohio and shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Administrative Agent and the Swing Line Lender and their respective successors and assigns.

      8. Counterparts. This Fourth Amendment may be executed in separate counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed a fully executed agreement.

      9. Miscellaneous.

      A. The Borrowers jointly and severally agree to pay on demand all costs and expenses of the Lenders and the Administrative Agent, including reasonable attorneys' fees and expenses, incurred in connection with the preparation, execution and delivery of this Fourth Amendment and the other documents contemplated hereby, including, without limitation, the Second Amendment to Intercreditor and Collateral Agency Agreement.

      B. This Fourth Amendment is executed in accordance with and subject to
Section 12.12 of the Credit Agreement. The execution, delivery and performance by the Lenders, the Swing Line Lender and the Administrative Agent of this Fourth Amendment shall not constitute, or to be deemed to be or construed as, a waiver of any right, power or remedy of the Lenders, the Swing Line Lender or the Administrative Agent, or a waiver of any provision of the Credit Agreement, except as expressly stated herein. None of the provisions of this Fourth Amendment shall constitute, or to be deemed to be or construed as, a waiver of any Event of Default or any Default.

      10. Waiver of Jury Trial. EACH OF THE PARTIES TO THIS FOURTH AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS FOURTH AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATION IN THIS

SECTION.

                  [No additional provisions are on this page;
                      the next page is the signature page.]

      IN WITNESS WHEREOF, the Borrowers, the Lenders, the Administrative Agent and the Swing Line Lender have hereunto set their hands as of the date first above written.

BORROWERS:                           ADMINISTRATIVE AGENT:


BRUSH WELLMAN INC.                   NATIONAL CITY BANK,
                                     AS ADMINISTRATIVE AGENT

By: /s/ [ILLEGIBLE]                  By: /s/ J. E. Focke
   -----------------------------         --------------------------------
   VP, Treasurer & Secretary             Janice E. Focke, Senior Vice President


BRUSH ENGINEERED MATERIALS INC.

By: /s/ [ILLEGIBLE]
    ----------------------------
    VP, Treasurer & Secretary

                  [Signatures continued on the following page]

LENDERS:

FIFTH THIRD BANK, an Ohio banking
corporation, f/k/a FIFTH THIRD BANK,
NORTHEASTERN OHIO

By: /s/ J. P. Byrnes
    --------------------------------------
    James P. Byrnes, Vice President


NATIONAL CITY BANK, as Lender
and Swing Line Lender

By: /s/ J. E. Focke
    --------------------------------------
    Janice E. Focke, Senior Vice President


HARRIS TRUST AND SAVINGS BANK

By: /s/ Sarah Johnston
    --------------------------------------
    Sarah Johnston, Vice President


U.S. BANK NATIONAL ASSOCIATION,
f/k/a Firstar Bank, N.A.

By: /s/ Edward C. [ILLEGIBLE], Vice President
    --------------------------------------
    Edward C. [ILLEGIBLE], Vice President


MANUFACTURERS AND TRADERS
TRUST COMPANY

By: /s/ Kevin B. Quinn
    --------------------------------------
    Kevin B. Quinn, Vice President


LASALLE BANK NATIONAL ASSOCIATION

By: /s/ [ILLEGIBLE]
    --------------------------------------
    [ILLEGIBLE]

                               List of Attachments

Attachment 1    Form of Second Amendment to Intercreditor and Collateral Agency Agreement

Attachment 2    Form of Borrower Mortgage

Attachment 3    Form of Guarantor Mortgage

Attachment 4    Form of Guarantor Confirmation

Attachment 5    Form of Amendment to Security Agreement

Attachment 6    Form of Amendment to Subsidiary Security Agreement

Attachment 7    Form of Joinder of BEM Services, Inc.

Attachment 8    Form of Foreign Subsidiary Pledge Agreement

Attachment 9    Form of Scotia Intercreditor Agreement


                                       19